Calculation of Filing Fee Tables
S-8
Yesway, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.0001 per share, reserved for issuance pursuant to awards under the Registrant's 2026 Incentive Award Plan (the "2026 Plan")	Other	7,331,369	$ 20.00	$ 146,627,380.00	0.0001381	$ 20,249.24
2	Equity	Class A common stock, par value $0.0001 per share, reserved for issuance pursuant to awards under the Registrant's 2026 Employee Stock Purchase Plan (the "ESPP")	Other	610,947	$ 20.00	$ 12,218,940.00	0.0001381	$ 1,687.44
Total Offering Amounts:						$ 158,846,320.00		$ 21,936.68
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 21,936.68
Offering Note
[1]	Note 1(a): Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of Class A common stock, par value $0.0001 per share (the "Class A common stock") that become issuable under the 2026 Plan and the ESPP, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Class A common stock. Note 1(b): Represents 7,331,369 shares of Class A common stock reserved for issuance under the 2026 Plan. The number of shares of Class A common stock reserved for issuance under the 2026 Plan will automatically increase on January 1 of each calendar year from January 1, 2027 through (and including) January 1, 2036, by that number of shares equal to the lesser of (i) 4% of the aggregate number of shares of Class A common stock and Class B common stock of the Company outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (ii) such lesser amount as determined by the board of directors of the Registrant. Note 1(c): Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A common stock of $20.00 per share, as set forth in the prospectus, dated April 21, 2026, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act, which is deemed to be part of the Registrant's Registration Statement on Form S-1 (File No. 333-294679), as amended, that was declared effective on April 21, 2026.

[2]	See Note 1(a). Note 2(a): Represents 610,947 shares of Class A common stock reserved for issuance under the ESPP. The number of shares of Class A common stock reserved for issuance under the Registrant's 2025 ESPP will automatically increase on January 1 of each calendar year from January 1, 2027 through (and including) January 1, 2035, by that number of shares of Class A common stock equal to the lesser of lesser of (i) the difference between (a) 1% of the aggregate number of shares of Class A common stock and Class B common stock of the Company outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (b) the number of shares remaining available for issuance under the ESPP on the final day of the immediately preceding calendar year and (ii) such lesser amount as determined by the board of directors of the Registrant. See Note 1(c).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources